Exhibit 10.1

Unique Funding Solutions LLC

71 S. Central Ave, Suite 200, Valley Stream, NY 11580

1-888-985-1837

STANDARD MERCHANT CASH ADVANCE AGREEMENT

This is an Agreement dated 07/29/2022 by and between Unique Funding Solutions LLC (“UFS”) and each merchant listed below (“Merchant”).

Merchant’s Legal Name:	CONNEXA SPORTS TECHNOLOGIES INC.
D/B/A:	SLINGER BAG AMERICAS INC DBA SLINGER BAG DBA			FED ID #		61-1789640
	SLINGER BAG AMERICAS
Type of Entity:	Corporation
Business Address:	2709 N ROLLING ROAD STE 138	City:	WINDSOR MILL	State:	MD	Zip:	21244
Contact Address:	22 BLUE FLAX LN	City:	LANGHORNE	State:	PA	Zip:	19047
Email Address:	tom@slingerbag.com

Purchase Price This is the amount being paid to Merchant(s) for the Receivables Purchased Amount (defined below).	$750,000.00
Receivables Purchased Amount This is the amount of Receivables (defined in Section 1 below) being sold.	$1,124,250.00
Specified Percentage This is the percentage of Receivables (defined below) to be delivered until the Receivables Purchased Amount is paid in full.	10%
Net Funds Provided This is the net amount being paid to or on behalf of Merchant(s) after deduction of applicable fees listed in Section 2 below.	$712,500.00

Initial Estimated Payment

This is only applicable if an Addendum for Estimated Payments is being signed. This is the initial amount of periodic payments collected from Merchant(s) as an approximation of no more than the Specified Percentage of the Receivables and is subject to reconciliation as set forth in Section 4 below.

$44,970.00 per week

TERMS AND CONDITIONS

1. Sale of Future Receipts. Merchant(s) hereby sell, assign, and transfer to UFS (making UFS the absolute owner) in consideration of the funds provided (“Purchase Price”) specified above, all of each Merchant’s future accounts, contract rights, and other obligations arising from or relating to the payment of monies from each Merchant’s customers and/or other third party payors (the “Receivables”, defined as all payments made by cash, check, credit or debit card, electronic transfer, or other form of monetary payment in the ordinary course of each merchant’s business), for the payment of each Merchant’s sale of goods or services until the amount specified above (the “Receivables Purchased Amount”) has been delivered by Merchant(s) to UFS. Each Merchant hereby acknowledges that until the Receivables

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

Purchased Amount has been received in full by UFS, the Specified Percentage of each Merchant’s Receivables, up to the balance of the Receivables Purchased Amount, are the property of UFS and not the property of any Merchant. Each Merchant agrees that it is a fiduciary for UFS and that each Merchant will hold Receivables in trust for UFS in its capacity as a fiduciary for UFS.

The Receivables Purchased Amount shall be paid to UFS by each Merchant irrevocably authorizing only one depositing account acceptable to UFS (the “Account”) to remit the percentage specified above (the “Specified Percentage”) of each Merchant’s settlement amounts due from each transaction, until such time as UFS receives payment in full of the Receivables Purchased Amount. Each Merchant hereby authorizes UFS to ACH debit the specified remittances from the Account on a daily basis as of the next business day after the date of this Agreement and will provide UFS with all required access codes and monthly bank statements. Each Merchant will be held responsible for any fees resulting from a rejected ACH attempt (unless Merchant gave UFS prior notice that such ACH would be rejected) or an Event of Default (see Section 2). UFS is not responsible for any overdrafts or rejected transactions that may result from UFS’s ACH debiting the Specified Percentage amounts under the terms of this Agreement, unless Merchant gave UFS prior notice that such ACH would be rejected.

2. Additional Fees. In addition to the Receivables Purchased Amount, each Merchant will be held responsible to UFS for the following fees, where applicable:

A. $37,500.00 - to cover underwriting and the ACH debit program, as well as related expenses. This will be deducted from payment of the Purchase Price.

B. NSF/ Rejected ACH Fee - $50.00 (each), unless prior notice was provided to UFS with sufficient time to stop the ACH from being processed.

C.	Blocked Account/Default - $2,500.00 - If there is an Event of Default under Section 34.

D. Court costs, arbitration fees, collection agency fees, attorney fees, expert fees, and any other expenses incurred in litigation, arbitration, or the enforcement of any of UFS’s legal or contractual rights against each Merchant, if required, as explained in other Sections of this Agreement.

3. Cap on Collection of the Receivables Purchased Amount. The amount that UFS will collect from Merchant(s) towards the Receivables Purchased Amount during any specific week will be capped at $44,970.00 (the “Cap”). If the Specified Percentage of all Receivables for a specific week is less than the Cap, then in addition to the Specified Percentage of Receivables for that week, UFS will be permitted to collect any Receivables it did not previously collect due to the Cap such that the total amount collected during that week does not exceed the Cap. The Cap is not applicable to make up for a business day on which UFS is closed and does not ACH debit the Account, to subsequent attempts to collect a rejected or blocked ACH payment, to debit any amount due pursuant to a reconciliation as set forth in Section 4, or for the collection of any of the fees listed in Section 2 or if any Event of Default listed in Section 34 is considered by UFS to have taken place.

4. Reconciliations. Any Merchant may request that UFS conduct a reconciliation in order to ensure that the amount that UFS has collected equals the Specified Percentage of Merchant(s)’s Receivables under this Agreement. Any Merchant may request such a reconciliation by giving written notice of the request to UFS. A reconciliation may also be requested by e-mail to reconciliation@ufsfunding.com. If UFS has collected more than it was entitled to, then UFS will credit to the Account all amounts to which UFS was not entitled within three days thereafter. If UFS collected less than it was entitled to, then UFS will debit from the Account all additional amounts to which UFS was entitled within seven days thereafter. In addition, the Initial Estimated Payment shall be adjusted, if applicable, to reflect the past and expected Specified Percentage of receivables of Merchant (the “Adjusted Estimated Payment”). In order to effectuate this reconciliation, any Merchant must produce with its request the login and password for the Account and any and all bank statements and merchant statements covering the period from the date of this Agreement through the date of the request for a reconciliation. UFS will complete each such reconciliation within two business days after receipt of a written request for one accompanied by the information and documents required for it. Nothing herein limits the amount of times that such a reconciliation may be requested.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

Name and Title: THOMAS EDWIN DYE JR, Owner Date: 07/29/2022 Name and

5. Prepayments. Although there is no obligation to do so, any Merchant may prepay any amount towards the Receivables Purchased Amount. There will be no penalty for any prepayment made by any Merchant. Any Merchant may elect to terminate this Agreement by prepaying UFS the amount of the balance of the Receivables Purchased Amount at that time.

6. Merchant Deposit Agreement. Merchant(s) shall appoint a bank acceptable to UFS, to obtain electronic fund transfer services and/or “ACH” payments. Merchant(s) shall provide UFS and/or its authorized agent with all of the information, authorizations, and passwords necessary to verify each Merchant’s Receivables. Merchant(s) shall authorize UFS and/or its agent(s) to deduct the amounts owed to UFS for the Receivables as specified herein from settlement amounts which would otherwise be due to each Merchant and to pay such amounts to UFS by permitting UFS to withdraw the Specified Percentage by ACH debiting of the account. The authorization shall be irrevocable absent UFS’s written consent.

7. Term of Agreement. The term of this Agreement is indefinite and shall continue until UFS receives the full Receivables Purchased Amount, or earlier if terminated pursuant to any provision of this Agreement. The provisions of Sections 4, 6, 7, 8, 10, 11, 13, 14, 15, 17, 18, 19, 22, 23, 28, 31, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47,

48, 49, 50, 51, 52, 53, 54, 55, 56, 57, and 58 shall survive any termination of this Agreement.

8. Ordinary Course of Business. Each Merchant acknowledges that it is entering into this Agreement in the ordinary course of its business and that the payments to be made from each Merchant to UFS under this Agreement are being made in the ordinary course of each Merchant’s business.

9. Financial Condition. Each Merchant authorizes UFS and its agent(s) to investigate each Merchant’s financial responsibility and history, and will provide to UFS any bank or financial statements, tax returns, and other documents and records, as UFS deems necessary prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable for release of financial information. UFS is authorized to update such information and financial profiles from time to time as it deems appropriate.

10. Monitoring, Recording, and Electronic Communications. UFS may choose to monitor and/or record telephone calls with any Merchant and its owners, employees, and agents. By signing this Agreement, each Merchant agrees that any call between UFS and any Merchant or its representatives may be monitored and/or recorded. Each Merchant grants access for UFS to enter any Merchant’s premises and to observe any Merchant’s premises without any prior notice to any Merchant at any time after execution of this Agreement. UFS may use automated telephone dialing, text messaging systems, and e-mail to provide messages to Merchant(s), Owner(s) (Owner being defined as each person who signs this Agreement on behalf of a Merchant), about Merchant(s)’s account. Telephone messages may be played by a machine automatically when the telephone is answered, whether answered by an Owner, or someone else. These messages may also be recorded by the recipient’s answering machine or voice mail. Each Merchant, each Owner, gives UFS permission to call or send a text message to any telephone number given to UFS in connection with this Agreement and to play pre-recorded messages and/or send text messages with information about this Agreement and/or any Merchant’s account over the phone. Each Merchant, each Owner, also gives UFS permission to communicate such information to them by e-mail. Each Merchant, each Owner, agree that UFS will not be liable to any of them for any such calls or electronic communications, even if information is communicated to an unintended recipient. Each Merchant, each Owner, acknowledge that when they receive such calls or electronic communications, they may incur a charge from the company that provides them with telecommunications, wireless, and/or Internet services, and that UFS has no liability for any such charges.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

11. Accuracy of Information Furnished by Merchant and Investigation Thereof. To the extent set forth herein, each of the parties is obligated upon his, her, or its execution of the Agreement to all terms of the Agreement. Each Merchant and each Owner signing this Agreement represent that he or she is authorized to sign this Agreement for each Merchant, legally binding said Merchant to its obligations under this Agreement and that the information provided herein and in all of UFS’s documents, forms, and recorded interview(s) is true, accurate, and complete in all respects. UFS may produce a monthly statement reflecting the delivery of the Specified Percentage of Receivables from Merchant(s) to UFS. An investigative report may be made in connection with the Agreement. Each Merchant and each Owner signing this Agreement authorize UFS, its agents and representatives, and any credit-reporting agency engaged by UFS, to (i) investigate any references given or any other statements obtained from or about each Merchant or any of its Owners for the purpose of this Agreement, and (ii) pull credit report at any time now or for so long as any Merchant and/or Owners(s) continue to have any obligation to UFS under this Agreement or for UFS’s ability to determine any Merchant’s eligibility to enter into any future agreement with UFS. Any misrepresentation made by any Merchant or Owner in connection with this Agreement may constitute a separate claim for fraud or intentional misrepresentation. Authorization for soft pulls: Each Merchant and each Owner understands that by signing this Agreement, they are providing ‘written instructions’ to UFS under the Fair Credit Reporting Act, authorizing UFS to obtain information from their personal credit profile or other information from Experian, TransUnion, and Equifax. Each Merchant authorizes UFS to obtain such information solely to conduct a pre-qualification for credit. Authorization for hard pulls: Each Merchant and each Owner understands that by signing this Agreement, they are providing ‘written instructions’ to UFS under the Fair Credit Reporting Act, authorizing UFS to obtain information from their personal credit profile or other information from Experian, TransUnion, and Equifax. Each Merchant authorizes UFS to obtain such information in accordance with a merchant cash advance application.

12. Transactional History. Each Merchant authorizes its bank to provide UFS with its banking and/or credit card processing history.

13. Indemnification. Each Merchant jointly and severally indemnify and hold harmless each Merchant’s credit card and check processors (collectively, “Processor”) and Processor’s officers, directors, and shareholders against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) incurred by Processor resulting from (a) claims asserted by UFS for monies owed to UFS from any Merchant and (b) actions taken by any Processor in reliance upon information or instructions provided by UFS.

14. No Liability. In no event will UFS be liable for any claims asserted by any Merchant under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect, or consequential damages, each of which is waived by each Merchant.

15. Sale of Receivables. Each Merchant and UFS agree that the Purchase Price under this Agreement is in exchange for the Receivables Purchased Amount and that such Purchase Price is not intended to be, nor shall it be construed as a loan from UFS to any Merchant. UFS is entering into this Agreement knowing the risks that each Merchant’s business may decline or fail, resulting in UFS not receiving the Receivables Purchased Amount. Any Merchant going bankrupt or going out of business or experiencing a slowdown in business or a delay in collecting Receivables will not on its own without anything more be considered a breach of this Agreement. Each Merchant agrees that the Purchase Price in exchange for the Receivables pursuant to this Agreement equals the fair market value of such Receivables. UFS has purchased and shall own all the Receivables described in this Agreement up to the full Receivables Purchased Amount as the Receivables are created. Payments made to UFS in respect to the full amount of the Receivables shall be conditioned upon each Merchant’s sale of products and services and the payment therefor by each Merchant’s customers in the manner provided in this Agreement. Although certain jurisdictions may require the disclosure of an Annual Percentage Rate or APR in connection with this Agreement, those disclosures do not change the fact that the transaction encompassed by this Agreement is not a loan and does not have an interest rate.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

16. Power of Attorney. Each Merchant irrevocably appoints UFS as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to UFS, or, if UFS considers an Event of Default to have taken place under Section 34, to settle all obligations due to UFS from each Merchant, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral (which is defined in Section 33); (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents, or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign each Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to UFS; and (v) to file any claims or take any action or institute any proceeding which UFS may deem necessary for the collection of any of the unpaid Receivables Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Receivables Purchased Amount.

17. Protections Against Default. The following Protections 1 through 7 may be invoked by UFS, immediately and without notice to any Merchant in the event:

(a) Any Merchant takes any action to discourage the use of methods of payment ordinarily and customarily used by its customers or permits any event to occur that could have an adverse effect on the use, acceptance, or authorization of checks and credit cards for the purchase of any Merchant’s services and products;

(b)	Any Merchant changes its arrangements with any Processor in any way that is adverse to UFS;

(c) Any Merchant changes any Processor through which the Receivables are settled to another electronic check and/or credit card processor or permits any event to occur that could cause diversion of any Merchant’s check and/or credit card transactions to another such processor;

(d) Any Merchant interrupts the operation of its business (other than adverse weather, natural disasters, or acts of God) or transfers, moves, sells, disposes, or otherwise conveys its business or assets without (i) the express prior written consent of UFS and (ii) the written agreement of any purchaser or transferee to the assumption of all of any Merchant’s obligations under this Agreement pursuant to documentation satisfactory to UFS; or

(e) Any Merchant takes any action, fails to take any action, or offers any incentive—economic or otherwise—the result of which will be to induce any customer or customers to pay for any Merchant’s goods or services with any means other than checks and/or credit cards that are settled through Processor. These protections are in addition to any other remedies available to UFS at law, in equity, or otherwise available pursuant to this Agreement.

(f)	UFS considers any Event of Default listed in Section 34 to have taken place.

Protection 1: The full uncollected Receivables Purchased Amount plus all fees due under this Agreement may become due and payable in full immediately.

Protection 2. Intentionally Omitted

Protection 3. UFS may enforce its security interest in the Collateral identified in Section 33.

Protection 4. UFS may proceed to protect and enforce its rights and remedies by litigation or arbitration.

Protection 5. UFS may debit any Merchant’s depository accounts wherever situated by means of ACH debit or electronic or facsimile signature on a computer-generated check drawn on any Merchant’s bank account or otherwise, in an amount consistent with the terms of this Agreement.

Protection 6. UFS will have the right, without waiving any of its rights and remedies and without notice to any Merchant, to notify each Merchant’s credit card and/or check processor of the sale of Receivables hereunder and to direct such credit card processor to make payment to UFS of all or any portion of the amounts received by such credit card processor on behalf of each Merchant. Each Merchant hereby grants to UFS an irrevocable power-of- attorney, which power-of-attorney will be coupled with an interest, and hereby appoints UFS and its representatives as each Merchant’s attorney-in-fact to take any and all action necessary to direct such new or additional credit card and/or check processor to make payment to UFS as contemplated by this Section.

18. Protection of Information. Each Merchant and each person signing this Agreement on behalf of each Merchant and/or as Owner, in respect of himself or herself personally, authorizes UFS to disclose information concerning each Merchant, Owner credit standing and business conduct to agents, affiliates, subsidiaries, and credit reporting bureaus. Each Merchant, and Owner hereby waives to the maximum extent permitted by law any claim for damages against UFS or any of its affiliates relating to any (i) investigation undertaken by or on behalf of UFS as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

19. Confidentiality. Each Merchant understands and agrees that the terms and conditions of the products and services offered by UFS, including this Agreement and any other UFS documents (collectively, “Confidential Information”) are proprietary and confidential information of UFS. Accordingly, unless disclosure is required by law or court order, Merchant(s) shall not disclose Confidential Information of UFS to any person other than an attorney, accountant, financial advisor, or employee of any Merchant who needs to know such information for the purpose of advising any Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising any Merchant and first agrees in writing to be bound by the terms of this Section 19.

20. D/B/As. Each Merchant hereby acknowledges and agrees that UFS may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between UFS and each Merchant, including the filing of UCC-1 financing statements and other notices or filings.

21. Financial Condition and Financial Information. Each Merchant represents, warrants, and covenants that its bank and financial statements, copies of which have been furnished to UFS, and future statements which will be furnished hereafter at the request of UFS, fairly represent the financial condition of each Merchant at such dates, and that since those dates there have been no material adverse changes, financial or otherwise, in such condition, operation, or ownership of any Merchant. Each Merchant has a continuing affirmative obligation to advise UFS of any material adverse change in its financial condition, operation, or ownership.

22. Governmental Approvals. Each Merchant represents, warrants, and covenants that it is in compliance and shall comply with all laws and has valid permits, authorizations, and licenses to own, operate, and lease its properties and to conduct the business in which it is presently engaged.

23. Authorization. Each Merchant represents, warrants, and covenants that it and each person signing this Agreement on behalf of each Merchant has full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

24. Insurance. Each Merchant represents, warrants, and covenants that withing ten days of written notice of a request by UFS, Merchant(s) will maintain business-interruption insurance naming UFS as loss payee and additional insured in amounts and against risks as are satisfactory to UFS and shall provide UFS proof of such insurance upon request.

25. Electronic Check Processing Agreement. Each Merchant represents, warrants, and covenants that it will not, without UFS’s prior written consent, change its Processor, add terminals, change its financial institution or bank account, or take any other action that could have any adverse effect upon any Merchant’s obligations under this Agreement.

26. Change of Name or Location. Each Merchant represents, warrants, and covenants that it will not conduct its business under any name other than as disclosed to UFS or change any place(s) of its business without prior written consent from UFS.

27. Estoppel Certificate. Each Merchant represents, warrants, and covenants that it will, at any time, and from time to time, upon at least two day’s prior notice from UFS to that Merchant, execute, acknowledge, and deliver to UFS and/or to any other person or entity specified by UFS, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Receivables Purchased Amount or any portion thereof have been paid.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

28. No Bankruptcy. Each Merchant represents, warrants, and covenants that as of the date of this Agreement, it does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against any Merchant. Each Merchant further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it. Each Merchant further warrants that there will be no statutory presumption that it would have been insolvent on the date of this Agreement.

29. Unencumbered Receivables. Each Merchant represents, warrants, and covenants that it has good, complete, and marketable title to all Receivables, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges, and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with this Agreement or adverse to the interests of UFS, other than any for which UFS has actual or constructive knowledge as of the date of this Agreement.

30. Stacking. Each Merchant represents, warrants, and covenants that it will not enter into with any party other than UFS any arrangement, agreement, or commitment that relates to or involves the Receivables, whether in the form of a purchase of, a loan against, collateral against, or the sale or purchase of credits against Receivables without the prior written consent of UFS.

31. Business Purpose. Each Merchant represents, warrants, and covenants that it is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and each Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family, or household purposes.

32. Default Under Other Contracts. Each Merchant represents, warrants, and covenants that its execution of and/or performance under this Agreement will not cause or create an event of default by any Merchant under any contract with another person or entity.

33. Security Interest. To secure each Merchant’s payment and performance obligations to UFS under this Agreement and any future agreement with UFS, each Merchant hereby grants to UFS a security interest in collateral (the “Collateral”), that is defined as collectively: all accounts-receivable, and (b) all proceeds, as that term is defined by Article 9 of the UCC. The parties acknowledge and agree that any security interest granted to UFS under any other agreement between any Merchant and UFS (the “Cross-Collateral”) will secure the obligations hereunder and under this Agreement. Negative Pledge: Each Merchant agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral or the Cross-Collateral, as applicable.

Each Merchant agrees to execute any documents or take any action in connection with this Agreement as UFS deems necessary to perfect or maintain UFS’s first priority security interest in the Collateral and the Cross-Collateral, including the execution of any account control agreements. Each Merchant hereby authorizes UFS to file any financing statements deemed necessary by UFS to perfect or maintain UFS’s security interest, which financing statements may contain notification that each Merchant has granted a negative pledge to UFS with respect to the Collateral and the Cross- Collateral, and that any subsequent lienor may be tortiously interfering with UFS’s rights. Each Merchant shall be liable for and UFS may charge and collect all costs and expenses, including but not limited to attorney fees, which may be incurred by UFS in protecting, preserving, and enforcing UFS’s security interest and rights. Each Merchant further acknowledges that UFS may use another legal name and/or D/B/A or an agent when designating the Secured Party when UFS files the above-referenced financing statement(s).

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

34. Events of Default. An “Event of Default” may be considered to have taken place if any of the following occur:

(1) Any representation or warranty by any Merchant to UFS that proves to have been made intentionally false or misleading in any material respect when made;

(2) Any Merchant changes the Account without providing written notice to UFS within one business day thereafter;

(3)UFS is not provided with updated login or password information for the Account within one business day after any such change is made by any Merchant;

(4) Any Merchant fails to send bank statements, merchant account statements, or bank login information for the Account within two business days after a written request via e-email for same is made by UFS;

(5) Any Merchant intentionally prevents UFS from collecting any part of the Receivables Purchased Amount; or

(6) Any Merchant causes any ACH debit to the Account to be stopped or otherwise returned that would result in an ACH Return Code of R08, R10, or R29 and that Merchant does not within two business days thereafter provide UFS with written notice thereof explaining why that Merchant caused the ACH debit to be stopped or otherwise returned, which notice may be given by e-mail to reconciliation@ufsfunding.com.

If any Merchant goes out of business due to economic failure, is not otherwise in default of this Agreement, and provides UFS with written notice of the closure within two business days thereafter, then such closure will not be deemed an Event of Default.

35. Remedies. In case any Event of Default occurs and is not waived, UFS may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement, or other provision contained herein, or to enforce the discharge of each Merchant’s obligations hereunder, or any other legal or equitable right or remedy. All rights, powers, and remedies of UFS in connection with this Agreement, including each Protection listed in Section 17, may be exercised at any time by UFS after the occurrence of an Event of Default, are cumulative and not exclusive, and will be in addition to any other rights, powers, or remedies provided by law or equity. In case any Event of Default occurs and is not waived, UFS may elect that Merchant(s) be required to pay to UFS 25% of the unpaid balance of the Receivables Purchased Amount as liquidated damages for any reasonable expenses incurred by UFS in connection with recovering the unpaid balance of the Receivables Purchased Amount (“Reasonable Expenses”), UFS will not be required to itemize of prove its Reasonable Expenses, and all Merchant(s) agree that the Reasonable Expenses bear a reasonable relationship to UFS’s actual expenses incurred in connection with recovering the unpaid balance of the Receivables Purchased Amount.

36. Required Notifications. Each Merchant is required to give UFS written notice at least one day prior to any filing under Title 11 of the United States Code. Merchant(s) are required to give UFS at least seven days’ written notice prior to the closing of any sale of all or substantially all of any Merchant’s assets or stock.

37. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that Merchant(s) shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of UFS, which consent may be withheld in UFS’s sole discretion. UFS may assign, transfer, or sell its rights under this Agreement, including, without limitation, its rights to receive the Receivables Purchased Amount, and its rights under Section 33 of this Agreement, and any other agreement, instrument, or document executed in connection with the transactions contemplated by this Agreement (a “Related Agreement”), or delegate its duties hereunder or thereunder, either in whole or in part. From and after the effective date of any such assignment or transfer by UFS, whether or not any Merchant has actual notice thereof, this Agreement and each Related Agreement shall be deemed amended and modified (without the need for any further action on the part of any Merchant or UFS) such that the assignee shall be deemed a party to this Agreement and any such Related Agreement and, to the extent provided in the assignment document between UFS and such assignee (the “Assignment Agreement”), have the rights and obligations of UFS under this Agreement and such Related Agreements with respect to the portion of the Receivables Purchased Amount set forth in such Assignment Agreement, including but not limited to rights in the Receivables, Collateral and Additional Collateral, UFS’s rights under Section 17 of this Agreement (Protections Against Default), and to receive damages from any Merchant following a breach of this Agreement by any Merchant. In connection with such assignment, UFS may disclose all information that UFS has relating to any Merchant or its business. Each Merchant agrees to acknowledge any such assignment in writing upon UFS’s request.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

38. Notices. All notices, requests, consents, demands, and other communications hereunder shall be delivered by certified mail, return receipt requested, or by overnight delivery with signature confirmation to the respective parties to this Agreement at their addresses set forth in this Agreement and shall become effective only upon receipt. Written notice may also be given to any Merchant by e-mail to the E-mail Address listed on the first page of this Agreement. Each Merchant must set its spam or junk mail filter to accept e-mails sent by reconciliation@ufsfunding.com and its domain. This Section is not applicable to service of process or notices in any legal proceedings.

39. Choice of Law. Each Merchant acknowledges and agrees that this Agreement was made in the State of New York, that the Purchase Price is being paid by UFS in the State of New York, that the Receivables Purchased Amount is being delivered to UFS in the State of New York, and that the State of New York has a reasonable relationship to the transactions encompassed by this Agreement. This Agreement and the relationship between UFS, each Merchant will be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflict of laws.

40. Forum Selection and Venue. Any litigation relating to this Agreement or involving UFS on one side and any Merchant on the other must be commenced and maintained in any court located in the Counties of Nassau, New York, Kings, New York, or Sullivan in the State of New York (the “Acceptable Forums”). The parties agree that the Acceptable Forums are convenient, submit to the jurisdiction of the Acceptable Forums, and waive any and all objections to the jurisdiction or venue of the Acceptable Forums. The parties agree that this Agreement encompasses the transaction of business within the City of New York and that the Civil Court of the City of New York (“Civil Court”) will have jurisdiction over any litigation relating to this Agreement that is within the jurisdictional limit of the Civil Court. In addition to the Acceptable Forums, any action or proceeding to enforce a judgment or arbitration award against any Merchant to restrain or collect any amount due to UFS may be commenced and maintained in any other court of competent jurisdiction. This provision shall not apply to any Merchant located or residing in the Commonwealth of Virginia (“Virginia”). Any dispute or action arising from or related to this Agreement involving UFS on one side and a Virginia Merchant on the other shall be referred to Arbitration and administered solely in accordance with Section 48 of this Agreement, and UFS shall pay any arbitrators’ expenses or fees or any other expenses or administrative fees incurred in the conduct of the arbitration proceedings.

41. Jury Waiver. The parties agree to waive trial by jury in any dispute between them.

42. Intentionally Ommitted.

43. Statutes of Limitations. Each Merchant agree that any claim that is not asserted against UFS within one year of its accrual will be time barred.

44. Costs. Each Merchant must pay all of UFS’s reasonable costs associated with a breach by any Merchant of the covenants in this Agreement and the enforcement thereof, including but not limited to collection agency fees, attorney fees, which may include a contingency fee of up to 33% of the amount claimed, expert witness fees, and costs of suit.

45. Prejudgment and Postjudgment Interest. If UFS becomes entitled to the entry of a judgment against any Merchant, then UFS will be entitled to the recovery of prejudgment interest at a rate of 16% per annum, or the maximum rate permitted by applicable law if less, and upon entry of any such judgment, it will accrue interest at a rate of 9% per annum, or the maximum rate permitted by applicable law if less, which rate will govern over the statutory rate of interest up until actual satisfaction of the judgment.

46. Legal Fees. If UFS prevails in any litigation or arbitration with any Merchant, then that Merchant must pay UFS’s reasonable attorney fees, which may include a contingency fee of up to 33% of the amount claimed.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

47. Class Action Waiver. UFS, each Merchant, agree that they may bring claims against each other relating to this Agreement only in their individual capacities, and not as a plaintiff or class action member in any purported class or representative proceedings.

48. Arbitration. Any action or dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, involving UFS on one side and any Merchant on the other, including, but not limited to issues of arbitrability, will, at the option of any party to such action or dispute, be determined by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made or Arbitration Services, Inc. under its Commercial Arbitration Rules as are in effect at that time, which rules are available at www.arbitrationservicesinc.com Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling or Arbitration Services, Inc.. The place of arbitration shall be in the State of New York and any hearing shall be held via video or telephone conference. The parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The parties consent to electronic service of process, with service to be made to accounting@ufsfunding.com for UFS and any email address provided by Merchant to UFS for Merchant. All such service of process may come from the opposing party’s email listed here, efile@rapidruling.com, or efile@mcarbitration.org. The parties shall list all said email addresses as “safe senders” (or other whitelist) and are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. Once an arbitration is initiated with one of these arbitral forums, it must be maintained exclusively before that arbitral forum and the other arbitral forum specified herein may not be used. The arbitration agreement contained in this Section may also be enforced by any employee, agent, attorney, member, manager, officer, subsidiary, affiliate entity, successor, or assign of UFS. Each Merchant acknowledges and agrees that this Agreement is the product of communications conducted by telephone and the Internet, which are instrumentalities of interstate commerce, and that the transactions contemplated under this Agreement will be made by wire transfer and ACH, which are also instrumentalities of interstate commerce, and that this Agreement therefore evidences a transaction affecting interstate commerce. Accordingly, notwithstanding any provision in this Agreement to the contrary, all matters of arbitration relating to this Agreement will be governed by and construed in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. 1, et seq., however any application for injunctive relief in aid of arbitration or to confirm an arbitration award may be made under Article 75 of the New York Civil Practice Law and Rules.

49. Service of Process. Each Merchant consents to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to the Contact Address set forth on the first page of this Agreement or any other address(es) provided in writing to UFS by any Merchant, and unless applicable law or rules provide otherwise, any such service will be deemed complete five days after dispatch. Each Merchant agrees that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the Contact Address set forth on the first page of this Agreement if it does not furnish a certified mail return receipt signed by UFS demonstrating that UFS was provided with notice of a change in the Contact Address.

50. Survival of Representation, etc. All representations, warranties, and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated unless specified otherwise in this Agreement.

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

51. Waiver. No failure on the part of UFS to exercise, and no delay in exercising, any right under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

52. Independent Sales Organizations/Brokers. Each Merchant acknowledge that it may have been introduced to UFS by or received assistance in entering into this Agreement from an independent sales organization or broker (“ISO”). Each Merchant agrees that any ISO is separate from and is not an agent or representative of UFS. Each Merchant acknowledge that UFS is not bound by any promises or agreements made by any ISO that are not contained within this Agreement. Each Merchant exculpate from liability and agree to hold harmless and indemnify UFS and its officers, directors, members, shareholders, employees, and agents from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) incurred by any Merchant resulting from any act or omission by any ISO. Each Merchant acknowledge that any fee that they paid to any ISO for its services is separate and apart from any payment under this Agreement. Each Merchant acknowledge that UFS does not in any way require the use of an ISO and that any fees charged by any ISO are not required as a condition or incident to this Agreement.

53. Modifications; Agreements. No modification, amendment, waiver, or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties.

54. Severability. If any provision of this Agreement is deemed invalid or unenforceable as written, it will be construed, to the greatest extent possible, in a manner which will render it valid and enforceable, and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable will be deemed to be part thereof. If any provision of this Agreement is deemed void, all other provisions will remain in effect.

55. Headings. Headings of the various articles and/or sections of this Agreement are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

56. Attorney Review. Each Merchant acknowledges that it has had an opportunity to review this Agreement and all addenda with counsel of its choosing before signing the documents or has chosen not to avail itself of the opportunity to do so.

57. Entire Agreement. This Agreement, inclusive of all addenda, if any, executed simultaneously herewith constitutes the full understanding of the parties to the transaction herein and may not be amended, modified, or canceled except in writing signed by all parties. Should there arise any conflict between this Agreement and any other document preceding it, this Agreement will govern. This Agreement does not affect any previous agreement between the parties unless such an agreement is specifically referenced herein. This Agreement will not be affected by any subsequent agreement between the parties unless this Agreement is specifically referenced therein.

58. Counterparts; Fax and Electronic Signatures. This Agreement may be executed electronically and in counterparts. Facsimile and electronic copies of this Agreement will have the full force and effect of an original.

SIGNATURES TO FOLLOW ON NEXT PAGE

I have read and agree to the terms and conditions set forth above:

Name and Title: THOMAS EDWIN DYE JR, Owner	Name and Title:
Date: 07/29/2022	Date: 07/29/2022

STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR THE MERCHANT/OWNER (#1)

By:	THOMAS EDWIN DYE JR, Authorized Signer
	(Print Name and Title)	(Signature)

SS#:

Approved for Unique Funding Solutions LLC by:

STANDARD MERCHANT CASH ADVANCE AGREEMENT

ADDENDUM TO STANDARD MERCHANT CASH ADVANCE AGREEMENT

FOR ESTIMATED PAYMENTS

This is an Addendum, dated 07/29/2022, to the Standard Merchant Cash Advance Agreement (“Agreement”), dated 07/29/2022, between Unique Funding Solutions LLC (“UFS”) and CONNEXA SPORTS TECHNOLOGIES INC. (“Merchant”). This Addendum incorporates the Agreement by reference. The terms of this Addendum will control to the extent they conflict with any of the terms in the Agreement.

Instead of debiting the 10% Specified Percentage of Merchant’s Receivables, UFS may instead debit $44,970.00 (“Initial Estimated Payment”) from the Account weekly. The Initial Estimated Payment is intended to be an approximation of no more than the Specified Percentage.

Any Merchant may request that UFS conduct a reconciliation in order to ensure that the amount that UFS has collected equals the Specified Percentage of Merchant(s)’s Receivables under this Agreement. Any Merchant may request such a reconciliation by giving written notice of the request to UFS. A reconciliation may also be requested by e-mail to reconciliation@ufsfunding.com. If UFS collected more than it was entitled to, then UFS will credit to the Account all amounts to which UFS was not entitled within three days thereafter. If UFS collected less than it was entitled to, then UFS will debit from the Account all additional amounts to which UFS was entitled within seven days thereafter. In order to effectuate this reconciliation, any Merchant must produce with its request the login and password for the Account and any and all bank statements and merchant statements covering the period from the date of this Agreement through the date of the request for a reconciliation. UFS will complete each such reconciliation within two business days after receipt of a written request for one accompanied by the information and documents required for it. In addition, the Initial Estimated Payment shall be adjust to reflect the past and expected Specified Percentage of receivables of Merchant (the “Adjusted Estimated Payment”). Nothing herein limits the amount of times that such a reconciliation may be requested.

FOR THE MERCHANT(#1)

By:	THOMAS EDWIN DYE JR, Authorized Signer
	(Print Name and Title)	(Signature)

DECLARATION OF ORDINARY COURSE OF BUSINESS

Each undersigned hereby declares the following:

1.I am duly authorized to sign the Standard Merchant Cash Advance Agreement (“Agreement”), dated 07/29/2022, between Unique Funding Solutions LLC (“UFS”) and CONNEXA SPORTS TECHNOLOGIES INC. (“Merchant”) on behalf of Merchant.

2.This Declaration incorporates by reference the Agreement and every addendum to it.

3.I acknowledge that I am authorized to sign the Agreement and every addendum to it on behalf of each Merchant.

4.I acknowledge that I had sufficient time to review the Agreement and every addendum to it before signing it.

5.I acknowledge that I had an opportunity to seek legal advice from counsel of my choosing before signing the Agreement and every addendum to it.

6.I acknowledge that each Merchant is entering into the Agreement voluntarily and without any coercion.

7.I acknowledge that each Merchant is entering into the Agreement in the ordinary course of its business.

8.I acknowledge that the payments to be made from any Merchant to UFS under the Agreement are being made in the ordinary course of each Merchant’s business.

9. DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT.

Executed on	07/29/2022
(Date)

FOR THE MERCHANT(#1)

By:	THOMAS EDWIN DYE JR, Authorized Signer
	(Print Name and Title)	(Signature)

STANDARD MERCHANT CASH ADVANCE AGREEMENT

AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

CONNEXA SPORTS TECHNOLOGIES INC. (“Seller”) hereby authorizes UFS to present automated clearinghouse

(“ACH”) debits to the following checking account in the amount of the Initial Installment. In addition, if any Default occurs under the Agreement, Seller authorizes UFS to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement. All capitalized terms herein shall be as defined in the Standard Merchant Cash Advance Agreement attached hereto. Merchant agrees to be bound by the ACH Rules as set forth by NACHA (The Electronic Payments Association)

Name of Bank

Account Number:

Routing Number:

Seller’s EIN: -

Signature:		Signature:
Name:	THOMAS EDWIN DYE JR, Owner	Name:
Date:	07/29/2022	Date:	07/29/2022

PLEASE ATTACH A VOIDED CHECK

ADDENDUM

Pursuant to the Standard Merchant Cash Advance Agreement (the “Merchant Agreement”), the Buyer is entitled to the Specified Percentage of Seller’s revenue until the Purchased Amount is paid. However, for the first three estimated payments the Buyer agrees that the weekly amount debited will be $13,491.00.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Merchant Agreement.

	Owner	Unique Funding Solutions LLC
Signature:
Print Name:	Thomas Dye
Date:	July 28, 2022

Please do not hesitate to contact us with any additional requests at 1-888-985-1837 or by email at accounting@ufsfunding.com.

Thank You,

Unique Funding Solutions LLC